FORM OF TIME-BASED VESTING RESTRICTED STOCK AGREEMENT
UNDER THE EMPIRE STATE REALTY TRUST, INC.
EMPIRE STATE REALTY OP, L.P.
2013 EQUITY INCENTIVE PLAN
This RESTRICTED STOCK AGREEMENT (this “Agreement”), is entered into on _______________ (the “Grant Date”), by and between, Empire State Realty Trust, Inc., a Maryland corporation (the “Company”), and _______________ (“Grantee”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings set forth in the Empire State Realty Trust, Inc. and Empire State Realty OP, L.P. 2013 Equity Incentive Plan (the “Plan”).
1.Number of Shares; Restrictions. The Company hereby grants Grantee an Award of __________ shares of Restricted Stock (the “Restricted Shares”) pursuant to the terms of this Agreement and the provisions of the Plan. The Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture until the lapse of the restrictions as set forth in this Agreement.
2.    Lapse of Restrictions. The restrictions set forth herein with respect to the Restricted Shares shall lapse and the Restricted Shares shall vest as to twenty-five percent (25%) of the Restricted Shares on the one (1) year anniversary of the Grant Date, and the remainder shall vest in substantially equal annual installments, rounded down to the nearest whole Restricted Share, on each annual anniversary of the Grant Date for a period of three (3) years thereafter; provided, that, with respect to the last such annual installment, the number of Restricted Shares that vest in the installment shall be such that Grantee will be fully vested in the total number of Restricted Shares granted hereunder as of the applicable annual anniversary. Notwithstanding the foregoing, except as provided in Section 3 below, the Restricted Shares shall not vest unless Grantee continues to be employed by the Company or any of its Affiliates through the applicable vesting date.
3.    Termination of Employment.
(a)    In the event of Grantee’s Termination for any reason, except as provided in (b) below, all vesting with respect to the Restricted Shares shall immediately cease, and all Restricted Shares that have not vested at that time will be forfeited to the Company without payment of any consideration by the Company or any of its Affiliates, and neither Grantee nor any of his successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Restricted Shares.
(b)    In the event Grantee’s Termination is a result of (i) death, (ii) Disability, (iii) a termination without Cause by the Company or its Affiliates, (iv) a voluntary termination by Grantee that follows the later of (x) the date Grantee attains the age of 60 and (y) the date on which Grantee has first completed ten years of service with the Company or its Affiliates, any predecessor of the Company or its Affiliates (including, without limitation Malkin Holdings LLC), or any entity acquired by the predecessor of the Company in connection with the consolidation of certain office and retail properties in Manhattan and the greater New York metropolitan area and management businesses supervised by Malkin Holdings LLC into Empire State Realty Trust OP, L.P. and/or the Company, [or (v) a termination by Grantee with Good Reason (as defined in Grantee’s Participant Agreement)]; any restrictions on the Restricted Shares shall lapse and the Restricted Shares, unless earlier terminated or forfeited and to the extent not otherwise vested, shall automatically become fully vested as of such date of Termination.
(c)    Notwithstanding any other provision hereof, if Grantee is a party to an effective Participant Agreement with the Company, then the applicable period of forfeiture shall also end if and as may otherwise be required by such Participant Agreement; and nothing herein shall limit any rights Grantee may otherwise have under such Participant Agreement.
4.    Rights of Stockholder. From and after the Grant Date and for so long as the Restricted Shares are held by or for the benefit of Grantee, Grantee shall have all the rights of a stockholder of the Company with respect to the Restricted Shares, including but not limited to the right to (i) receive any and all dividends or other distributions paid with respect to the Restricted Shares of which Grantee is the record owner on the record date for such dividend or other distribution, and (ii) vote any Restricted Shares of which Grantee is the record owner on the record date for such vote.
5.    Certificates. Any certificates issued in respect of the Restricted Shares shall be held by the Company, and any such certificate shall contain a legend substantially in the following form:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE EMPIRE STATE REALTY TRUST, INC. AND EMPIRE STATE REALTY OP, L.P. 2013 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND EMPIRE STATE REALTY TRUST, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF EMPIRE STATE REALTY TRUST, INC.
As soon as practicable following the vesting of any Restricted Shares granted herein, if applicable, the Company shall cause a certificate or certificates covering such vested Restricted Shares, without the aforesaid legend, to be issued and delivered to Grantee. If any Restricted Shares are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Restricted Shares. Notwithstanding the foregoing, any certificates representing vested Restricted Shares delivered to Grantee shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities Exchange Commission, any stock exchange upon which such shares are listed, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate.

6.    Certain Tax Matters. Grantee expressly agrees and acknowledges the following:
(a)    Grantee has been advised to confer promptly with a professional tax advisor to consider whether Grantee should make a so-called “83(b) election” with respect to the Restricted Shares. Any such election, to be effective, must be made in accordance with the applicable regulations and filed with the Internal Revenue Service within thirty (30) days following the date this Award is granted, and Grantee must provide the Company with a copy of the 83(b) election. The Company has made no recommendation to Grantee with respect to the advisability of making an election.
(b)    The award or vesting of the Restricted Shares acquired hereunder, and the payment of dividends with respect to such Restricted Shares, may give rise to “wages” subject to withholding. Grantee expressly acknowledges and agrees that his or her rights hereunder are subject to his or her promptly satisfying all taxes required to be withheld in connection with this Award. Grantee may elect to have such tax withholding satisfied, in whole or in part, by (i) authorizing the Company to withhold a number of shares of Stock to be issued pursuant to this Award with a Fair Market Value equal to the amount of the required withholding tax, (ii) transferring to the Company previously owned shares of Stock with a Fair Market Value equal to the amount of the required withholding tax, or (iii) in the event Grantee is an employee of the Company at the time such withholding tax is effected, by withholding from the cash compensation payable to Grantee as of such date, equal to the amount of required withholding tax; provided, however, that the aggregate Fair Market Value of the number of shares of Stock that may be used to satisfy tax withholding requirements may not exceed the minimum statutorily required withholding amount with respect to such Award.
7.    Miscellaneous.
(a)    Incorporation of the Plan. This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, Grantee confirms that he or she has received a copy of the Plan and has had an opportunity to review the contents thereof.
(b)    Clawback. This Award is subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board, and in each case, as may be amended from time to time.
(c)    Waiver. The failure of Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.
(d)    No Right to Continued Employment. Neither the Plan nor this Agreement will give Grantee any right to continue to be in the employ of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such

Grantee at any time, or affect any right of such Grantee to terminate his or her employment at any time.
(e)    Assignment and Transfer. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of Grantee under this Agreement may not be sold, assigned, encumbered, pledged, or otherwise transferred except in the event of the death of Grantee, by will or by the laws of descent and distribution. In the event of any attempt by Grantee to sell, assign, encumber, pledge or otherwise transfer its rights and interests hereunder, except as provided in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may require Grantee to forfeit the Restricted Shares by notice to Grantee, and the Restricted Shares and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company.
(f)    Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.
(g)    Severability. In the event that one or more provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.
(h)    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. Facsimile or electronic submission of any signed original document or retransmission of any signed facsimile or other electronic transmission will be deemed the same as delivery of an original.
(i)    Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
(j)    Consent to Electronic Delivery. Grantee agrees that the Company may deliver by email all documents relating to the Plan or the Restricted Shares (including without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities Exchange Commission). Grantee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third-party under contract with the Company. If the Company posts these documents on a website, it shall notify Grantee by email.

(k)    Amendment. Grantee acknowledges that the Plan may be amended or discontinued in accordance with Section 19 thereof and that this Agreement may be amended or canceled by the Board or the Committee, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall materially impair Grantee’s rights under this Agreement without Grantee’s written consent.
(l)    Governing Law. This Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles or rules that would cause the application of the domestic substantive laws of any other jurisdiction.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EMPIRE STATE REALTY TRUST, INC.

By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by Grantee.

Dated: _____________
[NAME]